UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 30, 2020

DASAN ZHONE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5700 Tennyson Parkway, Suite 400

Plano, TX 75024

(Address of Principal Executive Offices, Including Zip Code)

(469) 327-1531

(Registrant’s Telephone Number, Including Area Code)

1350 South Loop Road, Suite 130

Alameda, CA 94502

(Former Address of Principal Executive Offices, Including Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	DZSI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2020, the Board of Directors (the “Board”) of DASAN Zhone Solutions, Inc. (the “Company”) approved the following changes regarding the role of President and Chief Executive Officer of the Company.  Effective August 1, 2020, Charlie Vogt was appointed as the President and Chief Executive Officer of the Company.  In addition, Mr. Vogt was elected as a new member of the Board, also effective August 1, 2020.  In connection with Mr. Vogt’s appointment, Il Yung Kim ceased to serve as President and Chief Executive Officer of the Company and as a member of the Board effective July 31, 2020.

A lifelong entrepreneur, Vogt has spent the past two decades building and leading organizations through high growth and rapid change in challenging and competitive environments. Prior to joining the Company, Mr. Vogt was most recently President and Chief Executive Officer of ATX Networks, a leader in broadband access and media distribution, where he led the company through extensive transformation and growth since February 2018 and will remain a member of the board. From July 2013 to January 2018, Mr. Vogt served as President and Chief Executive Officer of Imagine Communications, where he directed the company through revolutionary change as it evolved its core technology, including large-scale restructuring and rebranding and multiple technology acquisitions as he implemented a disruptive vision and growth strategy. Before joining Imagine Communications, Mr. Vogt was President and Chief Executive Officer of GENBAND (today known as Ribbon Communications), where he transformed the company from a startup to the industry’s global leader in voice over IP and real-time IP communications solutions. His professional career has also included leadership roles at Taqua (Tekelec), Lucent Technology (Nokia), Ascend Communications (Lucent), ADTRAN, Motorola and IBM.  Mr. Vogt received his B.S. in Economics and Computer Science from Saint Louis University.

In connection with his appointment as the Company’s President and Chief Executive Officer, the Company entered into an employment agreement with Mr. Vogt effective August 1, 2020 (the “Employment Agreement”).  The Employment Agreement provides that Mr. Vogt’s employment is at-will. During the term of his employment, Mr. Vogt will serve in the above-mentioned capacities reporting to the Board, with such duties and responsibilities as are commensurate with the position.

The Employment Agreement provides that Mr. Vogt will have an initial annual base salary of $500,000, which will be reviewed on at least an annual basis by the Board or its Compensation Committee.  Mr. Vogt will be eligible to participate in a performance-based annual bonus program approved by the Board, pursuant to which bonuses will be earned and paid, if at all, in equal quarterly installments.  Mr. Vogt’s initial target quarterly bonus is $125,000, provided that Mr. Vogt’s actual bonus for each of the first four quarters following his commencement of employment (commencing with the quarter ending September 30, 2020) will be no less than $125,000, subject to his continued employment through the end of each applicable quarter.  Mr. Vogt is also eligible to participate in all health benefits, insurance programs, pension and retirement plans and other employee benefit and compensation arrangements generally available to the Company’s other officers.

In connection with his appointment, the Board has granted to Mr. Vogt: (i) an option to purchase 370,370 shares of the Company’s common stock (the “Special Option”), (ii) an option to purchase 148,148 shares of the Company’s common stock (the “Initial Option”), and (iii) an award of 44,444 restricted stock units (the “Initial RSUs”).  The Special Option and the Initial Option have a ten year term and an exercise price per share equal to the fair market value of the Company’s common stock on the date of grant. The Special Option will vest on the third anniversary of Mr. Vogt’s commencement of employment, and the Initial Option will vest with respect to 33% of the shares underlying the Initial Option on the first anniversary of Mr. Vogt’s commencement of employment, and the remainder will vest ratably over 24 months thereafter.  The grants of the Special Option and the Initial Option were made as an inducement that was a material component of Mr. Vogt’s compensation and acceptance of employment with the Company and were made as employment inducement awards pursuant to NASDAQ Listing Rule 5635(c)(4).  Each of the Special Option and the Initial Option were granted to Mr. Vogt pursuant to a Non-Qualified Inducement Stock Option Grant Notice and Stock Option Agreement, dated August 1, 2020, between the Company and Mr. Vogt (the “Inducement Option Agreements”).  The Initial RSUs were granted pursuant to the Company’s 2017 Incentive Award Plan, and vest in three annual installments on June 10, 2021, 2022 and 2023. Future equity grants will be made at the discretion of the Board.

Under the Employment Agreement, Mr. Vogt will receive certain compensation in the event that he resigns for “good reason” or his employment is terminated by the Company for any reason other than by reason of death, disability or “cause” (each, a “Qualifying Termination”). In the event Mr. Vogt’s employment is terminated by reason of a Qualifying Termination, subject to his execution and non-revocation of a release of claims against the Company, Mr. Vogt will be entitled to receive (i) a lump-sum payment equal to his annual base salary as in effect immediately prior to the date of termination; and (ii) full acceleration of all outstanding equity awards held by Mr. Vogt (except that the Special Option will only vest on an accelerated basis in the event such termination occurs on or within 12 months following a change in control).

The foregoing description of the Employment Agreement and the Inducement Option Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement and the Inducement Option Agreements, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2020, and are incorporated herein by reference.

There were no arrangements or understandings between Mr. Vogt and any other person pursuant to which Mr. Vogt was appointed as an officer of the Company. There are no family relationships between Mr. Vogt and any director or executive officer of the Company, and he has no direct or indirect material interest in any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On August 3, 2020, the Company issued a press release announcing Mr. Vogt’s appointment, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In connection with Mr. Kim’s departure, Mr. Kim and the Company have entered into a release agreement and a consulting agreement, pursuant to which Mr. Kim will provide transition services to the Company to ensure an orderly transition of duties to Mr. Vogt.  Under the release agreement, in exchange for Mr. Kim’s release of claims against the Company and its affiliates, Mr. Kim will receive a lump sum payment of the severance provided for under his employment agreement with the Company in exchange for a release of claims.  Under the consulting agreement, Mr. Kim will provide transition services commencing on August 1, 2020 for a period of ten months, in exchange for a monthly retainer of $40,000, provided that Mr. Kim will be eligible to receive his retainer for the number of months remaining in the term of the agreement for which his retainer was not yet received in the event the Company terminates the agreement other than for cause.  In connection with his consulting agreement, Mr. Kim also received an award of 10,000 restricted stock units pursuant to the Company’s 2017 Incentive Award Plan on August 1, 2020.  The restricted stock units will vest in full on October 10, 2020, subject to full acceleration in the event the Company terminates the consulting agreement other than for cause.

The foregoing description of the release agreement and the consulting agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the release agreement and the consulting agreement, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2020, and are incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number Description

99.1	Press release, dated August 3, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2020	DASAN Zhone Solutions, Inc.

	By:	/s/ Thomas J. Cancro
Thomas J. Cancro
Chief Financial Officer and Corporate Treasurer